UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report: June 1, 2005
Date of earliest event reported: May 25, 2005

CALAVO GROWERS, INC.

(Exact Name of Registrant as specified in Charter)

California (State or Other Jurisdiction of Incorporation)	000-33385 (Commission File Number)	33-0945304 (IRS Employer Identification No.)

1141A Cummings Road, Santa Paula, California 93060
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (805) 525-1245

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     ☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Director or Principal Officers; Election of Directors; Appointment of Principal Officers

(d)	On May 25, 2005, Mr. Egidio Carbone, Jr. was appointed to Calavo Growers, Inc.’s (the Company) Board of Directors to serve as a Director of the Company for the term expiring on the date of the Company’s Annual Meeting in 2006. Mr. Carbone served as the Company’s Vice-President, Finance from 1980 till his retirement in 2002.

There was no arrangement or understanding pursuant to which Mr. Carbone was appointed as director, and there are no related party transactions between the Company and Mr. Carbone. The Company believes that Mr. Carbone is an independent director.

Pursuant to Mr. Carbone’s appointment to the Board of Directors, Mr. Donald M. Sanders was re-appointed to the Company’s Board of Directors to serve as a Director of the Company for the term expiring on the date of the Company’s Annual Meeting in 2006. In March 2005, Mr. Sanders tendered his resignation as a director to bring the Company into compliance with a listing-qualification notice received in February 2005 from the Nasdaq National Market that requires a majority of the Company’s board to be comprised of independent directors. The Company now believes that 6 out of its 11 directors are independent.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Calavo Growers, Inc.
June 1, 2005	By:	/s/ Lecil E. Cole
Lecil E. Cole
Chairman of the Board of Directors, Chief Executive Officer and President (Principal Executive Officer)

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